UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2021

THE CORETEC GROUP INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-54697	73-1479206
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

333 Jackson Plaza, Suite 1200, Ann Arbor, MI	41803
(Address of Principal Executive Offices)	(Zip Code)

(918) 494-0505

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Director or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 15, 2021, Michael Kraft resigned as The Coretec Group, Inc.’s (the “Company”) Chief Executive Officer, effective immediately, in order to allow Matthew J. Kappers to take over in his place as the Company’s Chief Executive Officer. Mr. Kraft’s resignation was not a result of any dispute with the Company. Mr. Kraft will assume the role of President of the Company, effective June 15, 2021.

On June 15, 2021, the Board of Directors of the Company appointed Matthew J. Kappers as a member of the Board of Directors (the “Board”) of the Company, and as the Company’s Chief Executive Officer, effective immediately.

Mr. Kappers, age 56, was appointed as Chief Executive Officer and as member of the Board on June 15, 2021. Prior to joining the Company, Mr. Kappers was a Managing Director at Concordia Financial Group, an investment bank and consulting firm since 2011. He has experience in completing mergers and acquisitions, as well as post acquisition operations. Prior to Concordia Financial Group, he was in the corporate development group for two multi-billion dollar NYSE companies (Republic Services, Inc. and Loewen Group International, Inc.). In addition to his M&A background, he has been the COO and CFO for several small to medium-sized privately held companies. Mr. Kappers has served on several boards including AmpliTech Group, Inc. (NASDAQ: AMPG); Court Solutions, Inc., a division of I3 Verticals (NASDAQ: IIIV); and Freedom Baseball Club, a minor league baseball team. Mr. Kappers earned a B.A. degree from Vanderbilt University and a M.B.A. degree from Miami University. Mr. Kappers’ financial and operations knowledge and experience qualifies him to serve on our board of directors.

In connection with Mr. Kappers appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Kappers, pursuant to which Mr. Kappers will receive a monthly salary of $12,500 for his services as Chief Executive Officer.

In connection with Mr. Kappers appointment, on June 18, 2021, the Company also issued Mr. Kappers options to purchase 5,000,000 shares of the Company’s common stock, par value $0.0002 per share (the “Common Stock”) at an exercise price of $.1211 per share. The options vest equally, in monthly increments, over a six (6) month period beginning June 18, 2021.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to Exhibit 10.1 filed herewith, which exhibit is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On June 21, 2021, the Company issued a press release announcing the appointment of Mr. Kappers. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated as of June 15, 2021, by and between the Company and Mr. Kappers.
99.1	Press Release dated June 21, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Coretec Group Inc.
Date: June 21, 2021
	By:	/s/ Matthew J. Kappers
	Name:	Matthew J. Kappers
	Position:	Chief Executive Officer